Registered with the Public Company
Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
California Carbon Industry, Inc.

We hereby consent to the use of our report dated January 30, 2015 with respect to the financial statements of California Carbon Industry, Inc., in its registration statement on Form S-1 Amendment No. 2 relating to the registration of 21,695,000 shares of common stock. We also consent to the reference of our firm under the caption “Experts” in the registration statement.

/s/ SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT
July 23, 2015